As filed with the Securities and Exchange Commission on August 31, 2005
Registration No. 333-
Registration No. 333-            -01

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Vineyard National Bancorp	Vineyard Statutory Trust X
(Exact name of Co-Registrants as Specified in their Charters)

California	Delaware
(State or Other Jurisdiction of Incorporation or Organization)	(State or Other Jurisdiction of Incorporation or Organization)

33-0309110 (IRS Employer Identification Number)	51-6567940 (IRS Employer Identification Number)
9590 Foothill Boulevard
Rancho Cucamonga, California 91730
(909) 987-0177
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrants’ Principal Executive Offices)
Norman A. Morales
President and Chief Executive Officer
VINEYARD NATIONAL BANCORP
9590 Foothill Boulevard
Rancho Cucamonga, California
(909) 987-0177
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service for Co-Registrants)
Copies to:
Norman B. Antin, Esq.
Jeffrey D. Haas, Esq.
Patton Boggs LLP
2550 M Street, NW
Washington D.C. 20037
(202) 457-6000
      Approximate Date of Commencement of Proposed Sale to the Public: From time to time after this registration statement becomes effective.
      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.     ☐
      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.     ☑
      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.     ☐
      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.     ☑

CALCULATION OF REGISTRATION FEE(1)

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Aggregate	Aggregate	Registration
Securities to be Registered(2)	Registered(3)(4)	Price per Unit(5)	Offering Price(6)	Fee(1)

Vineyard National Bancorp:

Common Stock

Preferred Stock

Senior Debt Securities

Subordinated Debt Securities

Warrants to purchase Common Stock

Warrants to purchase Preferred Stock

Warrants to purchase Debt Securities

Units

Certain Guarantee(7)

Vineyard Statutory Trust X:

Trust Preferred Securities(7)

	$125,000,000	100%	$125,000,000	$14,712.50

(1)	Estimated in accordance with Rule 457 solely for the purpose of calculating the registration fee.

(2)	Any securities registered hereunder may be sold separately or together with other securities registered hereunder.

(3)	Includes such indeterminate number of shares of common stock of Vineyard National Bancorp as may be issued in exchange for, or upon conversion of, debt securities, preferred stock or units of Vineyard National Bancorp registered hereunder. No separate consideration will be received by Vineyard National Bancorp for any shares of common stock so issued in exchange for or upon conversion of debt securities, preferred stock or units. Also includes such additional principal amount as may be necessary such that, if debt securities of Vineyard National Bancorp are issued with an original issue discount, the aggregate initial offering price of all debt securities will equal the amount registered above less the dollar amount of other securities previously issued. Also includes an indeterminate number of trust preferred securities of Vineyard Statutory Trust X (the “Trust”) as may be issued at indeterminate prices and junior subordinated debt securities that may be issued by Vineyard National Bancorp to evidence a loan by the Trust to Vineyard National Bancorp of the proceeds from the sale of the trust preferred securities of such Trust. Junior subordinated debt securities evidencing the loan to Vineyard National Bancorp may later be distributed to the holders of the Trust’s trust preferred securities upon dissolution of the Trust.

(4)	This registration statement also registers, where required, an indeterminate amount of securities to be offered and sold by affiliates of Vineyard National Bancorp in market-making transactions.

(5)	Omitted pursuant to General Instruction II.D of Form S-3. The proposed maximum offering price per unit will be determined from time to time by the relevant registrant in connection with the issuance by such registrant of securities registered hereunder.

(6)	In no event will the aggregate initial offering price of the securities issued under this registration statement exceed the amount registered above or the equivalent thereof in one or more foreign currencies or currency units.

(7)	Includes the rights of holders of the trust preferred securities of the Trust under the trust preferred securities guarantee and certain undertakings, comprising the obligations of Vineyard National Bancorp to provide certain indemnities in respect of, and pay and be responsible for certain costs, expenses, debts and liabilities of the Trust, other than with respect to such trust preferred securities, and such obligations of Vineyard National Bancorp as set forth in the amended and restated declaration of trust of the Trust and the junior subordinated indenture, in each case, as further described in the registration statement. The guarantee, when taken together with Vineyard National Bancorp’s obligations under the junior subordinated debt securities, the junior subordinated indenture and the amended and restated declaration of trust of the Trust, will provide a full and unconditional guarantee on a subordinated basis by Vineyard National Bancorp of payments due on the trust preferred securities of the Trust to the extent funds are available therefor. No separate consideration will be received for any guarantee or other debt securities obligations.

      The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
      This registration statement contains two forms of base prospectuses to be used in connection with offerings of the following securities:

•	senior debt securities, subordinated debt securities, junior subordinated debt securities (collectively, “debt securities”), preferred stock, common stock, warrants and units of Vineyard National Bancorp, including such debt securities or common stock that may be issued upon conversion, exchange or exercise of these securities; and

•	Trust preferred securities of Vineyard Statutory Trust X, junior subordinated debt securities of Vineyard National Bancorp and guarantee by Vineyard National Bancorp in connection with the issuance of the trust preferred securities of Vineyard Statutory Trust X.
      Each offering of securities made under this registration statement will be made pursuant to one of these two base prospectuses, with the specific terms of the securities offered thereby set forth in an accompanying prospectus supplement. The aggregate initial offering price of the securities that may be offered under these two prospectuses will not exceed $125,000,000.

We will amend and complete the information in this prospectus. We may not sell any of these securities or accept your offer to buy any of them until the documentation filed with the SEC relating to these securities has been declared “effective” by the SEC. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy these securities in any State or other jurisdiction where that would not be permitted or legal.

SUBJECT TO COMPLETION, DATED AUGUST 31, 2005
PRELIMINARY PROSPECTUS
VINEYARD NATIONAL BANCORP
Common Stock, Preferred Stock,
Debt Securities, Warrants and Units
        We may offer from time to time common stock, preferred stock, debt securities, warrants and units. We may also issue common stock or debt securities upon the conversion, exchange or exercise of any of the securities listed above.
      We will offer the securities in amounts, at prices and on terms to be determined by market conditions at the time of the offering. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you invest.
      These securities will be our unsecured obligations, will not be saving accounts, deposits or other obligations of any bank or savings association, and will not be insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other governmental agency or instrumentality.
      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is                     , 2005.

ABOUT THIS PROSPECTUS
      This prospectus is part of a registration statement that we and the Trust filed with the Securities and Exchange Commission, or the SEC, utilizing the “shelf” registration process. Under this shelf process, we may sell, either separately or together, any combination of the securities described in this prospectus in one or more offerings. We may also issue any of the common stock, preferred stock, debt securities, warrants or units upon conversion, exchange or exercise of any of the securities mentioned above. The Trust may sell trust preferred securities representing undivided beneficial interests in the Trust to the public and common securities representing undivided beneficial interests in the Trust to us in one or more offerings. The aggregate amount of securities that we and the Trust may offer under the registration statement is $125,000,000, denominated in U.S. dollars or the equivalent in foreign currencies, currency units or composite currencies.
      This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Get More Information.”
      The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Get More Information.”
      The words “we,” “our,” “us” and “the Company” refer to Vineyard National Bancorp, unless we indicate otherwise.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
      This prospectus and any accompanying prospectus supplements contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent estimates, projections and statements of our beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based. Forward-looking statements include without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and are typically identified with words such as “believe,” “anticipate,” “expect,” estimate,” “project,” “intend,” “will,” “may,” or words or phases of similar meaning. We caution that the forward-looking statements are based largely on the expectations of the Company and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond the Company’s control. Actual results, performance or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements.
      The following factors, among others, could cause our financial performance to differ materially from our goals, plans, objectives, intentions, expectations and other forward-looking statements:

•	the strength of the United States economy in general and the strength of the economy within our market;

•	geopolitical conditions, including acts or threats of terrorism, actions taken by the United States or other governments in response to acts or threats of terrorism and/or military conflicts, which could impact business and economic conditions in the United States and abroad;

•	the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System;

1

•	inflation, interest rate, market and monetary fluctuations;

•	our timely development of new products and services in a changing environment, including the features, pricing and quality of our products and services compared to the products and services of our competitors;

•	the willingness of users to substitute competitors’ products and services for our products and services;

•	the impact of changes in financial services policies, laws and regulations, including laws, regulations and policies concerning taxes, banking, securities and insurance, and the application thereof by regulatory bodies;

•	technological changes;

•	changes in consumer spending and savings habits; and

•	regulatory or judicial proceedings.
      If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained in this prospectus and in the information incorporated by reference herein. Therefore, we caution you not to place undue reliance on our forward-looking information and statements. We will not update the forward-looking statements to reflect actual results or changes in the factors affecting the forwarding-looking statements.
VINEYARD NATIONAL BANCORP
      We are a bank holding company headquartered in Rancho Cucamonga, California, and the parent company of Vineyard Bank, also headquartered in Rancho Cucamonga, California. Vineyard Bank operates through eleven full-service banking centers in San Bernardino, Riverside, Orange, San Diego and Los Angeles counties of California, and two loan production offices located in Anaheim and Carlsbad, California. The Company’s common stock is traded on the Nasdaq Stock Market under the symbol “VNBC.”
      Our principal executive offices are located at 9590 Foothill Boulevard, Rancho Cucamonga, California, and our telephone number is (909) 987-0177.
USE OF PROCEEDS
      Unless otherwise specified in the applicable prospectus supplement, we will use the proceeds from the sale of the securities described in this prospectus for general corporate purposes and to support our ongoing and future anticipated growth.

2

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
      The following table shows the ratio of earnings to fixed charges of our Company, which includes our subsidiaries, on a consolidated basis. For purpose of computing the ratios of earnings to fixed charges, earnings represent income from continuing operations before income taxes, plus fixed charges. Fixed charges represent total interest expense (including interest expense on our borrowings, including junior subordinated debentures), dividend payments on our outstanding preferred stock and a reasonable approximation of the interest component of rental expense, and is presented both including and excluding interest on deposits.

Six Months
Ended
	June 30,		Year Ended December 31,

	2005	2004	2004	2003	2002	2001	2000

(Unaudited)
Earnings to fixed charges and preferred stock dividends:
Including interest on deposits	1.2x	1.3x	1.3x	1.4x	1.1x	0.4x	0.5x
Excluding interest on deposits	3.6x	4.0x	4.3x	4.4x	4.6x	4.8x	535.5x
DESCRIPTION OF CAPITAL STOCK
General
      This section of the prospectus documents the terms and provisions of our common stock. When we offer to sell shares of our common stock, we will describe the specific terms of the offering and the shares in a supplement to the prospectus.
      Our authorized stock consists of 50,000,000 shares of common stock, no par value per share, and 10,000,000 shares of preferred stock, no par value per share. Our stockholder meetings are held annually. Our authorized stock may be increased and altered from time to time in the manner prescribed by California law upon the affirmative vote of a majority of the outstanding shares entitled to vote on the matter.
      When evaluating our capital stock, you should also refer to provisions of our articles of incorporation, as amended, and bylaws. Copies of both are incorporated by reference in this document.
Common Stock
      Each share of our common stock is entitled to one vote on all matters submitted to a vote at any meeting of shareholders. Holders of our common stock are entitled to receive dividends when, as, and if declared by our board of directors out of funds legally available therefore and, upon liquidation, to receive pro rata all of our assets, if any, available for distribution after the payment of creditors. Holders of our common stock have no preemptive rights to subscribe for any additional securities of any class that we may issue, nor any conversion, redemption or sinking fund rights. Holders of our common stock have the right to cumulate votes in the election of directors, provided at least one shareholder provides notice of their intent to cumulate after nominations have been announced and prior to voting. The rights and privileges of holders of our common stock are subject to the rights and preferences that our board of directors may set for any series of preferred stock that we have issued or may issue in the future. U.S. Stock Transfer Corporation is the transfer agent and registrar for our common stock.
Preferred Stock
      Our articles of incorporation, as amended, authorize our board of directors to issue shares of preferred stock in series of stock. The board of directors is authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred stock, and

3

within the limitations or restrictions stated in any resolution or resolutions of the board of directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series, to determine the designation and par value of any series and to fix the number of shares of any series. Preferred stock is available for possible future financings or acquisitions and for general corporate purposes without further stockholder authorization, unless such authorization is required by applicable law or the rules of the principal national securities exchange on which such stock is listed or admitted to trading. We have previously issued and subsequently redeemed all outstanding shares of Series A and Series B Preferred Stock.
      As of June 30, 2005, we had a total of 10,000 shares of Floating Rate Series C Noncumulative Redeemable Perpetual Preferred Stock (the “Series C Preferred Stock”) authorized, issued and outstanding. The Series C Preferred Stock was issued in April 2005 at $1,000 per share for aggregate proceeds of $9.7 million, net of fees and expenses. The Series C Preferred Stock ranks senior to our common stock. Each share of Series C Preferred Stock is entitled to a noncumulative, annual dividend at the rate of three-month LIBOR plus 3.80%, payable quarterly. Cash dividends are payable January 1, April 1, July 1, and October 1 of each year, and must be declared by our board of directors prior to the dividend payment date. The interest rate resets quarterly and the initial rate is set at 6.95%. On June 15, 2005, we declared our initial cash dividend on the Series C Preferred Stock, based on the initial interest rate of 6.95%, and paid the dividend on July 1, 2005.
      The Series C Preferred Stock is not convertible into common stock and is callable after five years at a premium and at a decreasing premium scale over the following ten years until year fifteen when the instrument is callable at a zero premium.
      The holders of the Series C Preferred Shares are not entitled to any voting rights except (1) if we have not paid dividends (x) in an aggregate amount equal to or greater than four full quarterly dividends or (y) for one quarterly dividend period following the payment in full of 12 consecutive quarterly dividends after the occurrence of the circumstances described in (x) above, (2) as required by law, or (3) as expressly provided in the Certificate of Designation, including in connection with any changes of the preferences, privileges or rights of the Series C Preferred Stock.
Warrants
      In December 2002, in connection with the issuance of our 7.0% Series A Preferred Stock in a private placement, all of which was redeemed in May 2004, we issued warrants (the “Series A Warrants”) to purchase 4,410 shares of our common stock at an exercise price of $6.80 per share (as adjusted to reflect stock dividends and splits). The Series A Warrants expire on December 18, 2005. As of June 30, 2005, 202,860 shares of common stock have been issued through the exercise of Series A Warrants, and an aggregate of 17,640 additional shares of common stock may be issued pursuant to the outstanding Series A Warrants.
      In June 2004, in connection with the issuance of shares of our common stock in a private placement, we issued warrants to purchase up to 160,000 shares of our common at an exercise price of $25.00 per share. The warrants expire on June 21, 2011. As of June 30, 2005, there have been no exercise of such warrants, all of which remain outstanding.
DESCRIPTION OF PREFERRED STOCK
General
      This section of the prospectus describes the terms and provisions of our preferred stock. When we offer to sell a particular series of preferred stock, we will describe the specific terms of the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the terms and provisions described in this prospectus apply to the particular series of preferred stock. Each series of

4

preferred stock will be issued under a certificate of determination, which will be filed with the SEC as an exhibit to a document incorporated by reference in this prospectus concurrently with the offering of such preferred stock. It is also subject to our articles of incorporation, as amended, which is incorporated by reference as an exhibit to this registration statement. For a description of our outstanding preferred stock, see “Description of Capital Stock-Preferred Stock.”
      Our board of directors is authorized to designate any series of preferred stock and the powers, preferences and rights of the preferred stock without further shareholder action.
      Our board of directors is authorized to determine or fix the following terms for each series of preferred stock, which will be described in a prospectus supplement:

•	the designation of such series and the number of shares to constitute such series and the stated value thereof if different from the par value thereof;

•	the voting rights, if any;

•	the dividend rate;

•	whether dividends are cumulative and, if so, the date from which dividends cumulate;

•	the payment date for dividends;

•	redemption rights, the applicable redemption prices and such other conditions of redemption;

•	amounts payable to holders on our liquidation, dissolution or winding up;

•	the amount of the sinking fund, if any;

•	whether the shares will be convertible or exchangeable, and, if so, the prices and terms or rate of conversion and such other terms and conditions of such conversion or exchange;

•	whether future shares of the series or any future series or other class of stock is subject to any restrictions, and, if so, the nature of the restrictions;

•	the conditions or restrictions, if any, upon the creation of indebtedness or upon the issuance of any additional stock; and

•	any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof.
      The preferred stock will be, when issued, fully paid and nonassessable. Holders of preferred stock will not have any preemptive or subscription rights to acquire more stock of the Company.
      The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.
      The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. The board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose. Examples of proper corporate purposes include issuances to obtain additional financing in connection with acquisitions or otherwise, and issuances to our officers, directors and employees and our subsidiaries pursuant to benefit plans or otherwise.
Rank
      Unless otherwise specified in the prospectus supplement relating to the shares of any series of preferred stock, such shares will rank on an equal basis with each other series of preferred stock and prior to the common stock as to dividends and distributions of assets.

5

Dividends
      The holders of each series of preferred stock will be entitled to receive cash dividends if declared by our board of directors out of funds we can legally use for payment. The prospectus supplement will indicate the dividend rates and the dates on which we will pay dividends as to each series of preferred stock. The rates may be fixed or variable or both. If the dividend rate is variable, the formula used to determine the dividend rate will be described in the prospectus supplement. We will pay dividends to the holders of record of each series of preferred stock as they appear on the record dates fixed by our board of directors.
      Our board of directors will not declare and pay a dividend on any series of preferred stock unless full dividends for all series of preferred stock ranking equal as to dividends have been declared or paid and sufficient funds are set aside for payment. If dividends are not paid in full, we will declare any dividends pro rata among the preferred stock of each series and any series of preferred stock ranking equal to any other series as to dividends. A “pro rata” declaration means that the dividends we declare per share on each series of preferred stock will bear the same relationship to each other that the full accrued dividends per share on each series of the preferred stock bear to each other.
      Unless all dividends on the preferred stock of each series have been paid in full, we will not declare or pay any dividends or set aside sums for payment of dividends or distributions on any common stock or on any class of security ranking junior to a series of preferred stock, except for dividends or distributions paid for with securities ranking junior to the preferred stock. We also will not redeem, purchase, or otherwise acquire any securities ranking junior to a series of preferred stock as to dividends or liquidation preferences, except by conversion into or exchange for stock ranking junior to the series of preferred stock.
Conversion or Exchange
      The applicable prospectus supplement for any series of preferred stock will state the terms, if any, on which shares of that series are convertible into shares of another series of our preferred stock or debt securities.
      If so determined by our board of directors, the holders of shares of preferred stock of any series may be obligated at any time or at maturity to exchange such shares for our common stock, preferred stock of another series or debt securities. The terms of any such exchange and any such preferred stock or debt securities will be described in the prospectus supplement relating to such series of preferred stock.
Redemption
      If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option of or the holder thereof and may be mandatorily redeemed.
      Any partial redemptions of preferred stock will be made in a way that our board of directors decides is equitable.
      Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.
Liquidation Preference
      Upon any voluntary or involuntary liquidation, dissolution or winding up of the registrant, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount set forth in the prospectus supplement relating to such series of preferred stock. Such distributions will be made before any distribution is made on any securities ranking junior relating to liquidation, including common stock.
      If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of

6

such series and such other securities will share in any such distribution of available assets of the registrant on a ratable basis in proportion to the full liquidation preferences. Holders of such series of preferred stock will not be entitled to any other amounts from the registrant after they have received their full liquidation preference.
Voting rights
      The holders of shares of preferred stock will have no voting rights, except:

•	as otherwise stated in the prospectus supplement;

•	as otherwise stated in the certificate of determination establishing such series; or

•	as required by applicable law.
      Under regulations adopted by the Federal Reserve Board, if the holders of the preferred stock of any series become entitled to vote for the election of directors because dividends on the preferred stock of such series are in arrears, preferred stock of such series could be deemed a “class of voting securities.” In this instance, a holder of 25% or more of the preferred stock of such series could then be subject to regulation as a bank holding company in accordance with the Bank Holding Company Act. A holder of 5% or more of such series that otherwise exercises a “controlling influence” over the registrant could also be subject to regulation under the Bank Holding Company Act. In addition, at any time a series of the preferred stock is deemed a class of voting securities, (1) any other bank holding company may be required to obtain the approval of the Federal Reserve Board to acquire or retain 5% or more of the outstanding shares of such series of preferred stock, and (2) any person other than a bank holding company may be required to file with the Federal Reserve Board under the Change in Bank Control Act to acquire or retain 10% or more of such series.
DESCRIPTION OF WARRANTS
      We may issue warrants for the purchase of preferred stock, common stock or debt securities. Warrants may be issued independently or together with any debt securities, preferred stock or common stock, and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent specified in the agreement and us. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of some provisions of the securities warrants is not complete. You should refer to the securities warrant agreement, including the forms of securities warrant certificate representing the securities warrants, relating to the specific securities warrants being offered for the complete terms of the securities warrant agreement and the securities warrants. That securities warrant agreement, together with the terms of securities warrant certificate and securities warrants, will be filed with the SEC in connection with the offering of the specific securities warrants.
      The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies (including composite currencies) in which the price or prices of the warrants may be payable;

•	the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

7

•	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

•	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any; and

•	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.
      The prospectus supplement relating to any warrants to purchase equity securities may also include, if applicable, a discussion of certain U.S. federal income tax and ERISA considerations.
      Warrants for the purchase of preferred stock and common stock will be offered and exercisable for U.S. dollars only. Warrants will be issued in registered form only.
      Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement.
      After the close of business on the expiration date, unexercised warrants will become void. We will specify the place or places where, and the manner in which, warrants may be exercised in the applicable prospectus supplement.
      Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.
      Prior to the exercise of any warrants to purchase debt securities, preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the debt securities, preferred stock or common stock purchasable upon exercise, including (i) in the case of warrants for the purchase of debt securities, the right to receive payments of principal of, any premium or interest on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture, or (ii) in the case of warrants for the purchase of preferred stock or common stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.
DESCRIPTION OF DEBT SECURITIES
      The debt securities will be our direct unsecured general obligations. The debt securities will be either senior debt securities or subordinated debt securities. The debt securities will be issued under separate indentures to be entered into between Vineyard National Bancorp and Wilmington Trust Company. Senior debt securities will be issued under a senior debt indenture and subordinated debt securities will be issued under a subordinated debt indenture. The senior debt indenture and the subordinated debt indenture are sometimes referred to in this prospectus individually as an “indenture” and collectively as the

8

“indentures.” The forms of the indentures have been filed with the SEC as exhibits to the registration statement of which this prospectus forms a part.
      The following briefly summarizes the material provisions of the indentures and the debt securities, other than pricing and related terms disclosed in the accompanying prospectus supplement. The summary is not complete. Each particular debt security will have financial and other terms specific to it, and the specific terms of each debt security will be described in the applicable prospectus supplement. You should read the more detailed provisions of the applicable indenture for provisions that may be important to you. So that you can easily locate these provisions, the numbers in parenthesis below refer to sections in the applicable indenture or, if no indenture is specified, to sections in each of the indentures. Whenever particular sections or defined terms of the applicable indenture are referred to, such sections or defined terms are incorporated into this prospectus by reference, and the statement in this prospectus is qualified by that reference.
General
      The senior debt securities will be unsecured and rank equally with all of Vineyard National Bancorp’s other senior and unsubordinated debt. The subordinated debt securities will be unsecured and will be subordinated to all of our Senior Indebtedness (as defined below under “— Subordination”). In certain events of insolvency, the subordinated debt securities will also be subordinated to all of our Other Financial Obligations (as defined below under “— Subordination”). As of June 30, 2005, Vineyard National Bancorp did not have any Senior Indebtedness and Other Financial Obligations outstanding.
      A prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	The title of the debt securities and whether the debt securities will be senior or subordinated debt;

•	The total principal amount of the debt securities;

•	The percentage of the principal amount at which the debt securities will be issued and any payments due if the maturity of the debt securities is accelerated;

•	The dates on which the principal of the debt securities will be payable;

•	Whether the debt security is a fixed-rate debt security, a floating-rate debt security or an indexed debt security, and also whether it is an original issue discount debt security;

•	If the debt security is a fixed-rate debt security, the rate at which the debt security will bear interest, if any, the regular record dates and the interest payment dates;

•	If the debt security is a floating-rate debt security, the interest rate basis; any applicable index, currency or maturity, spread or spread multiplier or initial, maximum or minimum rate; the interest reset, determination, calculation, record date and payment dates; and the calculation agent;

•	If the debt security is an original issue discount debt security, the yield to maturity;

•	If the debt security is an indexed debt security, the principal amount we will pay you at maturity, the amount of interest, if any, we will pay you on an interest payment date or the formula we will use to calculate these amounts, if any, and whether your debt security will be exchangeable for or payable in our stock;

•	Any mandatory or optional redemption provisions;

•	Any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

•	Any provisions granting special rights to holders when a specified event occurs;

•	Any changes to or additional events of defaults or covenants;

9

•	Any special tax implications of the debt securities, including provisions for original issue discount securities, if offered; and

•	Any other terms of the debt securities that are consistent with the provisions of the indentures.
      The indentures do not limit the amount of debt securities that may be issued. Each indenture allows debt securities to be issued up to the principal amount that may be authorized by us and may be in any currency or currency unit designated by us. (Sections 3.01 and 3.03.)
      The terms on which a series of debt securities may be converted into or exchanged for other securities of Vineyard National Bancorp will be set forth in the prospectus supplement relating to each series. Such terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. The terms may include provisions pursuant to which the securities of the Company to be received by the holders of such series of debt securities may be adjusted.
Denominations
      Unless otherwise provided in the accompanying prospectus supplement, debt securities will be issued in registered form in denominations of $1,000 each and any multiples thereof. (Section 3.02.)
Subordination
      Under the subordinated debt indenture, payment of the principal, interest and any premium on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all Senior Indebtedness (as defined below). The subordinated debt indenture provides that no payment of principal, interest or any premium on the subordinated debt securities may be made unless we pay in full the principal, interest, any premium or any other amounts on any Senior Indebtedness then due. Also, no payment of principal, interest or any premium on the subordinated debt securities may be made if there shall have occurred and be continuing an event of default with respect to any Senior Indebtedness permitting the holders thereof to accelerate the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.
      If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to us, then all Senior Indebtedness must be paid in full before any payment may be made to any holders of subordinated debt securities. If after payment of the Senior Indebtedness there remains any amounts available for distribution and any person entitled to payment pursuant to the terms of Other Financial Obligations has not been paid in full all amounts due or to become due on the Other Financial Obligations, then these remaining amounts shall first be used to pay in full the Other Financial Obligations before any payment may be made to the holders of subordinated debt securities. Holders of subordinated debt securities must deliver any payments received by them to the holders of senior indebtedness and Other Financial Obligations until all Senior Indebtedness and Other Financial Obligations are paid in full. (Subordinated debt indenture, Section 16.02.)
      The subordinated debt indenture will not limit the amount of Senior Indebtedness and Other Financial Obligations that we may incur.
      “Senior Indebtedness” means any of the following, whether incurred before or after the execution of the subordinated debt indenture:

(1) all obligations of ours for the repayment of borrowed money,

(2) all obligations of ours for the deferred purchase price of property, but excluding trade accounts payable in the ordinary course of business,

(3) all of our capital lease obligations, and

(4) all obligations of the type referred to in clauses (1) through (3) of other persons that we have guaranteed or that is otherwise our legal liability;

10

      but Senior Indebtedness does not include:

(a) the subordinated debt securities; and

(b) indebtedness that by its terms is subordinated to, or ranks on an equal basis with, the subordinated debt securities.
      “Other Financial Obligations” means all obligations of ours to make payment pursuant to the terms of financial instruments, such as:

(1) securities contracts and foreign currency exchange contracts,

(2) derivative instruments, including swap agreements, cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange agreements, options, commodity futures contracts and commodity option contracts, and

(3) similar financial instruments;
      but Other Financial Obligations does not include:

(a) Senior Indebtedness, and

(b) indebtedness that by its terms is subordinated to, or ranks on an equal basis with, the subordinated debt securities.
Consolidation, Merger or Sale
      Each indenture generally permits a consolidation or merger between us and another corporation. They also permit us to sell all or substantially all of our property and assets. If this happens, the remaining or acquiring corporation shall assume all of our responsibilities and liabilities under the indentures including the payment of all amounts due on the debt securities and performance of the covenants in the indentures.
      However, we will only consolidate or merge with or into any other corporation or sell all or substantially all of our assets according to the terms and conditions of the indentures. The remaining or acquiring corporation will be substituted for us in the indentures with the same effect as if it had been an original party to the indenture. Thereafter, the successor corporation may exercise our rights and powers under any indenture, in our name or in its own name. Any act or proceeding required or permitted to be done by our board of directors or any of our officers may be done by the board or officers of the successor corporation. If we merge with or into any other corporation or sell all or substantially all of our assets, we shall be released from all liabilities and obligations under the indentures and under the debt securities. (Sections 10.01 and 10.02.)
Modification of Indentures
      Under each indenture, our rights and obligations and the rights of the holders may be modified with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification. No modification of the principal or interest payment terms, and no modification reducing the percentage required for modifications, is effective against any holder without its consent. (Sections 11.01 and 11.02.)
Events of Default
      The senior debt indenture provides that an “event of default” regarding any series of senior debt securities will be any of the following:

•	failure to pay interest on any debt security of such series for 30 days;

•	failure to pay the principal or any premium on any debt security of such series when due;

•	failure to deposit any sinking fund payment when due by the terms of a debt security of such series;

11

•	failure to perform any other covenant in the indenture that continues for 90 days after being given written notice;

•	acceleration of the senior debt securities of any other series or any other indebtedness for borrowed money of the Company, in each case exceeding $3,000,000 in aggregate principal amount;

•	certain events involving our bankruptcy, insolvency or reorganization; or

•	any other event of default included in any indenture or supplemental indenture. (Section 5.01.)
      The subordinated debt indenture provides that an “event of default” regarding any series of subordinated debt securities will occur only upon certain events involving our bankruptcy, insolvency or reorganization. A default in the payment of principal or interest or in the performance of any covenant or agreement in the subordinated debt securities of any series or in the subordinated indenture is not an event of default under the subordinated debt indenture and does not provide for any right of acceleration of the payment of principal of a series of subordinated debt securities. However, in the event of a default in the payment of principal or interest, the holder of any debt security shall have the right to institute a suit for the collection of such overdue payment.
      An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under an indenture. The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal or interest) if it considers such withholding of notice to be in the best interests of the holders. (Section 6.02.)
      If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of the series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority of the aggregate principal amount of the debt securities of that series can void the declaration. (Section 5.02.)
      Other than its duties in case of a default, a trustee is not obligated to exercise any of its rights or powers under any indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. (Section 6.01.) If they provide this reasonable indemnification, the holders of a majority in principal amount of any series of debt securities may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for each series of debt securities. (Section 5.12.)
Covenants
      Under the indentures, we will agree to:

•	pay the principal, interest and any premium on the debt securities when due;

•	maintain a place of payment;

•	deliver a report to the trustee at the end of each fiscal year certifying as to the absence of events of default and to our compliance with the terms of the indentures; and

•	deposit sufficient funds with any paying agent on or before the due date for any principal, interest or any premium.
Payment and Transfer
      Principal, interest and any premium on fully registered securities will be paid at designated places. Payment will be made by check mailed to the persons in whose names the debt securities are registered on days specified in the indentures or any prospectus supplement. Debt securities payments in other forms will be paid at a place designated by us and specified in a prospectus supplement. (Section 3.07.)

12

      Fully registered securities may be transferred or exchanged at the corporate trust office of the trustee or at any other office or agency maintained by us for such purposes, without the payment of any service charge except for any tax or governmental charge. (Section 3.05.)
Global Securities
      The debt securities of a series may be issued in whole or in part in the form of one or more global certificates that will be deposited with a depositary identified in a prospectus supplement. Unless it is exchanged in whole or in part for debt securities in definitive form, a global certificate may generally be transferred only as a whole unless it is being transferred to certain nominees of the depositary. (Section 2.03.)
      Unless otherwise stated in any prospectus supplement, The Depository Trust Company, New York, New York (“DTC”) will act as depositary. Beneficial interests in global certificates will be shown on, and transfers of global certificates will be effected only through records maintained by DTC and its participants.
Defeasance
      We will be discharged from our obligations on the senior debt securities of any series at any time if we deposit with the trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the senior debt securities of the series. We must also deliver to the trustee an opinion of counsel to the effect that the holders of the senior debt securities of that series will have no federal income tax consequences as a result of such deposit. If this happens, the holders of the senior debt securities of the series will not be entitled to the benefits of the senior debt indenture except for registration of transfer and exchange of senior debt securities and replacement of lost, stolen or mutilated senior debt securities. (Senior debt indenture, Section 15.02.)
      The subordinated debt indenture does not contain provisions for the defeasance and discharge of our obligations on the subordinated debt securities and the subordinated indenture.
The Trustee
      Wilmington Trust Company will be the trustee under the indentures. It is also contemplated that Wilmington Trust Company will serve as trustee in connection with the issuance of trust preferred securities, if any, by Vineyard Statutory Trust X. The trustee and its affiliates may have other relations with us in the ordinary course of business.
      The occurrence of any default under either the senior debt indenture or the subordinated debt indenture could create a conflicting interest for the trustee under the Trust Indenture Act. If such default has not been cured or waived within 90 days after the trustee has or acquired a conflicting interest, the trustee would generally be required by the Trust Indenture Act to eliminate such conflicting interest or resign as the trustee with regard to the senior debt securities issued under the senior debt indenture, with respect to the subordinated debt securities issued under the subordinated debt indenture or with respect to the trust preferred securities issued by Vineyard Statutory Trust X. In the event of the trustee’s resignation, we shall promptly appoint a successor trustee with respect to the affected securities.
      The Trust Indenture Act also imposes certain limitations on the right of the trustee, as a creditor of us, to obtain payment of claims in certain cases, or to realize on certain property received in respect to any such claim or otherwise. The trustee will be permitted to engage in other transactions with us, provided that if it acquires a conflicting interest within the meaning of Section 310 of the Trust Indenture Act, it must generally either eliminate such conflict or resign.

13

DESCRIPTION OF UNITS
      As specified in the applicable prospectus supplement, we may issue units consisting of shares of common stock, shares of preferred stock, warrants or debt securities, or any combination of such securities.
      The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

•	the terms of the units and of any of the common stock, preferred stock, warrants and debt securities comprising the units, including whether and under what circumstances the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.
PLAN OF DISTRIBUTION
      We may sell the securities described in this prospectus through agents, underwriters, dealers or directly to purchasers.
      The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time, at market prices prevailing at the times of sale, at prices related to such prevailing market prices or at negotiated prices.
      For each series of securities, the applicable prospectus supplement will set forth the terms of the offering including:

•	the public offering price;

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities;

•	the proceeds from the sale of the securities to us;

•	any underwriting discounts, agency fees, or other compensation payable to underwriters or agents;

•	any discounts or concessions allowed or reallowed or repaid to dealers; and

•	the securities exchanges on which the securities will be listed, if any.
      If we use underwriters in the sale, they will buy the securities for their own account. The underwriters may then resell the securities in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale or thereafter. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if they purchase any securities. The public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.
      If we use dealers in the sale, we will sell securities to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. We may solicit offers to purchase the securities directly, and we may sell the securities directly to institutional or other investors, who may be deemed underwriters within the meaning of the Securities Act with respect to any resales of those securities. The terms of these sales will be described in the applicable prospectus supplement. If we use agents in the sale, unless otherwise indicated in the prospectus supplement, they will use their reasonable best efforts to solicit purchases for the period of their appointment. Unless otherwise indicated in a prospectus supplement, if we sell directly, no underwriters, dealers or agents would be involved. We will not make an offer of securities in any jurisdiction that does not permit such an offer.

14

      We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution. Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the common stock in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the common stock originally sold by the dealer is purchased in a covering transaction to cover short positions. Those activities may cause the price of the common stock to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.
      Any underwriters who are qualified market makers on the Nasdaq Stock Market may engage in passive market making transactions in the common stock on the Nasdaq Stock Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.
      Underwriters, dealers and agents that participate in any distribution of securities may be deemed to be underwriters as defined in the Securities Act of 1933. Any discounts, commissions or profit they receive when they resell the securities may be treated as underwriting discounts and commissions under the Securities Act of 1933. Only underwriters named in the prospectus supplement are underwriters of the securities offered in the prospectus supplement. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including certain liabilities under the Securities Act of 1933, or to contribute with respect to payments that they may be required to make.
      We may authorize underwriters, dealers or agents to solicit offers from certain institutions whereby the institution contractually agrees to purchase the securities from us on a future date at a specific price. This type of contract may be made only with institutions that we specifically approve. Such institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts.
      Each series of securities will be a new issue of securities and will have no established trading market other than the common stock, which is listed on the Nasdaq Stock Market. Unless otherwise specified in the applicable prospectus supplement, the securities will not be listed on any exchange. It has not presently been established whether the underwriters, if any, of the securities will make a market in the securities. If the underwriters make a market in the securities, such market making may be discontinued at any time without notice. No assurance can be given as to the liquidity of the trading market for the securities.
      Underwriters, dealers or agents may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.
LEGAL MATTERS
      Patton Boggs LLP, Washington, D.C., will pass upon certain legal matters with respect to the securities offered by us, unless we indicate otherwise in a prospectus supplement. As of the date of this prospectus, certain partners of Patton Boggs LLP owned in the aggregate approximately 1,336 shares of our common stock. The name of the law firm advising any underwriters or agents with respect to certain issues relating to any offering will be set forth in the applicable prospectus supplement.

15

EXPERTS
      The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2004 have been so incorporated in reliance on the report of Vavrinek, Trine, Day & Company LLP, an independent registered public accounting firm given on the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN GET MORE INFORMATION
      This prospectus is a part of a registration statement on Form S-3 filed by us and the Trust with the SEC under the Securities Act of 1933. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Statements contained in this prospectus concerning the provisions of such documents are necessarily summaries of such documents and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.
      We file periodic reports, proxy statements and other information with the SEC. Our filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also inspect and copy these materials a the public reference facilities of the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information.
      We “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and information that we file subsequently with the SEC will automatically update this prospectus. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the initial filing of the registration statement that contains this prospectus and prior to the time that we sell all the securities offered by this prospectus, provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K:

(a) Annual Report on Form 10-K for the year ended December 31, 2004, filed on March 10, 2005.

(b) The Company’s Quarterly Report on Form 10Q for the quarter ended March 31, 2005, filed on May 3, 2005, Quarterly Report on Form 10Q for the quarter ended June 30, 2005, filed on August 1, 2005, and the Current Report on Form 8-K filed on January 13, 2005.

(c) The description of the registrant’s common stock contained in the registrant’s Form 8-A (File No. 0-20862), as filed with the SEC pursuant to Sections 12(b) and 12(g) of the Securities Exchange Act of 1934, on November 16, 1992.
      You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address: Vineyard National Bancorp, 9590 Foothill Boulevard, Rancho Cucamonga, California 91730. Attention: Shareholder Relations, and our telephone number is (909) 987-0177.
      You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. We have not authorized anyone else to provide you with additional or different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in states where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

16

DISCLOSURE OF SEC POSITION ON INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES
      The California Corporations Code, our articles of incorporation, as amended, and bylaws as well as directors and officers’ liability insurance we maintain, provide for indemnification of our directors and officers for liabilities and expenses that they may incur in such capacities. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

17

We will amend and complete the information in this prospectus. We may not sell any of these securities or accept your offer to buy any of them until the documentation filed with the SEC relating to these securities has been declared “effective” by the SEC. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy these securities in any State or other jurisdiction where that would not be permitted or legal.

SUBJECT TO COMPLETION, DATED AUGUST 31, 2005
PRELIMINARY PROSPECTUS
VINEYARD NATIONAL BANCORP
VINEYARD STATUTORY TRUST X

JUNIOR SUBORDINATED DEBT SECURITIES
Issued by Vineyard National Bancorp
TRUST PREFERRED SECURITIES
Issued by the Vineyard Statutory Trust X
Fully and Unconditionally Guaranteed by
Vineyard National Bancorp

      The Trust may offer from time to time trust preferred securities, and we may offer from time to time junior subordinated debt securities and guarantees of the trust preferred securities.
      We will offer the securities in amounts, at prices and on terms to be determined by market conditions at the time of the offering. We or the Trust, as the case may be, will provide the specific terms of these securities as applicable in supplements to this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you invest.
      Neither the trust preferred securities offered by the trust nor the junior subordinated debt securities or the guarantee offered by us will be saving accounts, deposits or other obligations of any bank or savings association. These securities will not be insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other governmental agency or instrumentality.
      Neither the Securities and Exchange Commission nor any State Securities Commission has approved or disapproved of these Securities or determined that this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is                     , 2005.

ABOUT THIS PROSPECTUS
      This prospectus is part of a registration statement that we and the Trust filed with the Securities and Exchange Commission, or the SEC, utilizing the “shelf” registration process. Under this shelf process, the Trust may sell trust preferred securities representing undivided beneficial interests in the Trust to the public and common securities representing undivided beneficial interests in the Trust to us in one or more offerings. In addition, we may sell, either separately or together, any combination of common stock, preferred stock, debt securities, warrants or units in one or more offerings described in this registration statement. We may also issue debt securities or common stock upon conversion, exchange or exercise of any of the securities mentioned above. The aggregate amount of securities that we and the Trust may offer under the registration statement is $125,000,000, denominated in U.S. dollars or the equivalent in foreign currencies, currency units or composite currencies.
      This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”
      The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Get More Information.”
      The words “we,” “our,” “us” and “the Company” refer to Vineyard National Bancorp, unless we indicate otherwise.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
      This prospectus and any accompanying prospectus supplements contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent estimates, projections and statements of our beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based. Forward-looking statements include without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and are typically identified with words such as “believe,” “anticipate,” “expect,” estimate,” “project,” “intend,” “will,” “may,” or words or phases of similar meaning. we caution that the forward-looking statements are based largely on the expectations of the Company and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond the Company’s control. Actual results, performance or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements.
      The following factors, among others, could cause our financial performance to differ materially from our goals, plans, objectives, intentions, expectations and other forward-looking statements:

•	the strength of the United States economy in general and the strength of the economy within our market;

•	geopolitical conditions, including acts or threats of terrorism, actions taken by the United States or other governments in response to acts or threats of terrorism and/or military conflicts, which could impact business and economic conditions in the United States and abroad;

•	the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System;

•	inflation, interest rate, market and monetary fluctuations;

•	our timely development of new products and services in a changing environment, including the features, pricing and quality of our products and services compared to the products and services of our competitors;

•	the willingness of users to substitute competitors’ products and services for our products and services;

•	the impact of changes in financial services policies, laws and regulations, including laws, regulations and policies concerning taxes, banking, securities and insurance, and the application thereof by regulatory bodies;

•	technological changes;

•	changes in consumer spending and savings habits; and

•	regulatory or judicial proceedings.
      If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained in this prospectus and in the information incorporated by reference herein. Therefore, we caution you not to place undue reliance on our forward-looking information and statements. We will not update the forward-looking statements to reflect actual results or changes in the factors affecting the forwarding-looking statements.
VINEYARD NATIONAL BANCORP
      We are a bank holding company headquartered in Rancho Cucamonga, California, and the parent company of Vineyard Bank, also headquartered in Rancho Cucamonga, California. Vineyard Bank operates through eleven full-service banking centers in San Bernardino, Riverside, Orange, San Diego and Los Angeles counties of California, and two loan production offices located in Anaheim and Carlsbad, California. The Company’s common stock is traded on the Nasdaq Stock Market under the symbol “VNBC.”
      Our principal executive offices are located at 9590 Foothill Boulevard, Rancho Cucamonga, California, and our telephone number is (909) 987-0177.
THE TRUST
      The Trust is a statutory trust formed under Delaware law. The Trust was created pursuant to a certificate of trust, which was filed with the Secretary of State of the State of Delaware and a declaration of trust executed by us, as sponsor, and the Trust’s trustees. A statutory trust is a separate legal entity that can be formed for the purposes of holding property. For federal income tax purposes, the Trust is a grantor trust. The Trust exists for the exclusive purposes of:
      • issuing its trust preferred securities and common securities, which represent undivided beneficial interests in its assets,
      • investing the gross proceeds received from the sale of the trust preferred securities and common securities in an equal aggregate principal amount of our junior subordinated debt securities, and
      • engaging in only those other activities necessary, appropriate, convenient or incidental thereto.
      The public will initially own all of the Trust’s trust preferred securities. We will own all of the Trust’s common securities. When the Trust issues its trust preferred securities, the Trust’s declaration of trust will be amended and restated to set the terms of the trust preferred securities. The common securities will represent an aggregate liquidation amount equal to at least 3% of the Trust’s total capitalization. The trust preferred securities will represent the remaining approximate 97% of the Trust’s total capitalization.

      The common securities of the Trust will rank equally, and payments will be made on the common securities on a ratable basis, with the trust preferred securities of the Trust. However, if an event of default under the amended declaration of the Trust exists, the rights of the holders of the common securities of the Trust to receive distributions and payments and upon liquidation, redemption and otherwise will rank junior to the rights of the holders of the trust preferred securities of the Trust.
      Pursuant to the amended declaration of a Trust, the Trust will initially have four trustees. Two of the trustees will be our employees or officers, which we refer to as the “administrative trustees.” Wilmington Trust Company, Wilmington, Delaware, will serve as property trustee under the amended declaration of the Trust and will act as the Delaware trustee for the Trust. The property trustee and the Delaware trustee may at any time be removed or replaced by the holder of the common securities of the applicable Trust. For purposes of compliance with the provisions of the Trust Indenture Act of 1939, Wilmington Trust Company, which is located in Wilmington, Delaware, will also act as indenture trustee under our guarantee of the trust preferred securities of the Trust, which we refer to as a “guarantee,” until replaced by the holder of the common securities of the Trust.
      The property trustee for the Trust will hold title to the junior subordinated debt securities for the benefit of the Trust and that of the holders of the trust preferred securities and common securities of the Trust and, so long as the Trust holds the junior subordinated debt securities, the property trustee will have the power to exercise all rights, powers, and privileges of a holder of debentures under the indenture. In addition, the property trustee will maintain exclusive control of a segregated non-interest bearing trust account to hold all payments made in respect of the junior subordinated debt securities for the benefit of the holders of the applicable trust preferred securities and common securities, which we refer to as the “property account.” The property account may be held at the property trustee or any paying agent of the property trustee. The property trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the applicable trust preferred securities and common securities out of funds from the property account. Wilmington Trust Company, which is located in Wilmington, Delaware will hold the guarantee for the benefit of the holders of the trust preferred securities of the Trust.
      As the direct or indirect holder of all the common securities of the Trust, we will have the right to appoint, remove or replace any trustee of a Trust and to increase or decrease the number of trustees. We will pay all fees, expenses, debts and obligations, other than with respect to the trust preferred securities and common securities, incurred and associated with the Trust and the offering of the trust preferred securities by the Trust.
      The principal executive office of the Trust is c/o Vineyard National Bancorp, 9590 Foothill Boulevard, Rancho Cucamonga, California, and the telephone number of the Trust is (909) 987-0177.
USE OF PROCEEDS
      Unless otherwise specified in the applicable prospectus supplement, we will use the proceeds from the sale of the securities described in this prospectus for general corporate purposes, and to support our ongoing and future anticipated growth.
      All of the proceeds from the sale of the trust preferred securities together with proceeds of the common securities will be invested by the Trust in the junior subordinated debt securities to be issued by us.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
      The following table shows the ratio of earnings to fixed charges of our Company, which includes our subsidiaries, on a consolidated basis. For purpose of computing the ratios of earnings to fixed charges, earnings represent income from continuing operations before income taxes, plus fixed charges. Fixed charges represent total interest expense (including interest expense on our borrowings, including junior subordinated debentures), dividend payments on our outstanding preferred stock and a reasonable approximation of the interest component of rental expense, and is presented both including and excluding interest on deposits.

Six Months
Ended
	June 30,		Year Ended December 31,

	2005	2004	2004	2003	2002	2001	2000

(Unaudited)
Earnings to fixed charges and preferred stock dividends:
Including interest on deposits	1.2x	1.3x	1.3x	1.4x	1.1x	0.4x	0.5x
Excluding interest on deposits	3.6x	4.0x	4.3x	4.4x	4.6x	4.8x	535.5x
DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES
      We may issue junior subordinated debt securities from time to time in one or more series under an indenture to be entered into between us and Wilmington Trust Company, Wilmington, Delaware, as property trustee. We refer to the indenture as supplemented or amended from time to time as the “indenture.” The indenture will be qualified under the Trust Indenture Act of 1939. The terms of the junior subordinated debt securities will include those in the indenture and those made part of the indenture by the Trust Indenture Act. The following summary of the material terms and provisions of the junior subordinated debt securities is not intended to be complete. You should read the following description together with the indenture to help you understand the terms of the junior subordinated debt securities. A copy of the indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part.
General
      The junior subordinated debt securities will be issued as unsecured debt under the indenture. The indenture provides that we may issue junior subordinated debt securities from time to time by a resolution of our board of directors or a duly appointed committee.
      If we issue junior subordinated debt securities to a Trust in connection with the issuance of trust preferred securities and common securities by the Trust, the junior subordinated debt securities may be distributed ratably to the holders of such trust preferred securities and common securities in connection with the dissolution of the Trust as described in the applicable prospectus supplement. We will issue only one series of junior subordinated debt securities to the Trust in connection with a Trust’s issuance of its trust preferred securities and common securities.
      A prospectus supplement relating to the junior subordinated debt securities being offered will include specific terms relating to the offering. These terms may include some or all of the following:

•	the title of the junior subordinated debt securities;

•	any limit on total principal amount of the subordinated debt securities;

•	the maturity date or dates on the subordinated debt securities;

•	the rate or rates of interest on the junior subordinated debt securities, which may be fixed or variable, at which the junior subordinated debt securities will bear interest, or the method of determining such rate or rates, if any;

•	the date or dates from which interest, if any, will accrue;

•	the date or dates on which interest will be payable, or the method of determining such interest payment date or dates, and the related record dates;

•	the place or places where the principal of, premium, if any, and interest on the junior subordinated debt securities will be payable;

•	the right, if any, to extend the interest payment periods and the duration of such extension;

•	any redemption dates, prices, rights, obligations and restrictions on the junior subordinated debt securities;

•	the denominations in which the junior subordinated debt securities will be issuable;

•	the currency or currency unit in which principal, premium, if any, and interest will be paid if other than U.S. dollars;

•	any events of default with respect to the junior subordinated debt securities, if not set forth in the indenture;

•	the form of the junior subordinated debt securities, including the form of the certificate of authentication;

•	any trustee, authenticating or paying agent, warrant agent, transfer agent or registrar with respect to the junior subordinated debt securities;

•	whether the junior subordinated debt securities will be issued as global securities and, in such case, the depositary for such global securities, and certain other matters relating to such global securities; and

•	any other material terms of such series of junior subordinated debt securities not specified in this prospectus.
      The indenture does not contain provisions that would afford holders of the junior subordinated debt securities protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction in which we are involved that may adversely affect such holders.
Form, Exchange, Registration, Transfer and Payment
      Unless the applicable prospectus supplement states otherwise, we will issue the junior subordinated debt securities in fully registered form, without coupons. Holders of junior subordinated debt securities will not pay any service charge for any registration of transfer or exchange of the junior subordinated debt securities. We may, however, require payment of a sum sufficient to cover any tax or other government charge payable in connection with such registration or transfer.
      Unless the applicable prospectus supplement states otherwise, principal, premium, if any, and interest will be payable, and the junior subordinated debt securities will be transferable, at the corporate trust office of the property trustee as paying and authenticating agent, except that, at our option, interest may be paid:

•	by check mailed to the address of the person entitled to such interest as it appears in the security register, or

•	by wire transfer to an account maintained by the person entitled to such interest as specified in the applicable security register.
Book-Entry Securities
      We may issue junior subordinated debt securities in whole or in part in the form of one or more global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement. In such case, one or more global securities will be issued in an aggregate denomination equal to the portion of the aggregate principal amount of outstanding junior subordinated debt securities to be represented by such global security. Until it is exchanged in whole or in part for subordinated debt securities in definitive registered form, a global security may not be registered for transfer or exchange except as a whole by the depositary to its nominee and except in the circumstances described in the applicable prospectus supplement.
      The specific terms of any depositary arrangement and a description of the depositary will be provided in the applicable prospectus supplement.
Subordination
      The junior subordinated debt securities will rank junior to certain of our other debt, which may include both senior and subordinated indebtedness for money borrowed, to the extent described in the applicable prospectus supplement.
Certain Covenants
      We will not:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of our capital stock;

•	make any payment of principal, premium, if any, or interest on, or repay, repurchase or redeem any of our debt securities that rank equal or junior to the junior subordinated debt securities; or

•	make any guarantee payment with respect to any guarantee by us of debt securities of any of our subsidiaries if such guarantee ranks equal or junior to the junior subordinated debt securities;
      if at such time:

(1) an event of default exists under the indenture, which we refer to as an “event of default,” and we have not taken reasonable steps to cure the event of default;

(2) if such junior subordinated debt securities are held by the property trustee, we have defaulted on our payment obligations under the guarantee of such Trust; or

(3) we have deferred the payment of interest on such junior subordinated debt securities as permitted under the indenture.
      The foregoing covenant does not, however, apply to:

•	dividends, distributions, redemptions, purchases or acquisitions made by us by issuing our capital stock (or options, warrants or other rights to subscribe for our capital stock),

•	dividends declared in connection with implementing a shareholders’ rights plan, issuing stock under the plan or redeeming or repurchasing rights pursuant to the plan,

•	payments under the guarantee or guarantee of common securities,

•	the purchase of fractional shares resulting from a reclassification of our capital stock,

•	the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged,

•	purchases of common stock related to the issuance of common stock or rights under any of our director, officer or employee benefit plans, and

•	obligations under any of our dividend reinvestment or stock purchase plans.

      For so long as such trust preferred securities and common securities of a Trust remain outstanding, we will:

•	maintain, directly or indirectly, 100% ownership of the common securities of the Trust,

•	use our commercially reasonable efforts to cause the Trust to remain a grantor trust, and to continue to be classified as a grantor trust, for United States federal income tax purposes, and

•	not to cause or permit the dissolution, winding-up or termination of the Trust except in connection with a distribution of the junior subordinated debt securities as provided in the amended declaration of the Trust, or in connection with certain mergers, consolidations or amalgamations.
Limitation on Mergers and Sales of Assets
      We may not consolidate with, or merge into, any corporation or convey or transfer our properties and assets substantially as an entirety to any person unless:

•	the successor entity expressly assumes our obligations under the indenture, and

•	after giving effect to the transaction, no indenture event of default exists and no event that with notice or lapse of time would become an indenture event of default has occurred.
Events of Default, Waiver and Notice
      Under the indenture, the following events will constitute an event of default with respect to the junior subordinated debt securities:

•	we fail for 30 days to pay any interest on the junior subordinated debt securities when due; or

•	we fail to pay all or any part of the principal of, or premium, if any, on the junior subordinated debt securities when due either at maturity, upon redemption, by declaration of acceleration of maturity or otherwise; or

•	we fail to perform or materially breach any other covenant in the indenture for 60 days after written notice to us by the property trustee or the holders of at least 25% in principal amount of the junior subordinated debt securities; or

•	certain events of bankruptcy, insolvency or reorganization relating to us occur; or

•	any other indenture event of default provided with respect to such junior subordinated debt securities as described in the related prospectus supplement.
      The indenture provides that the property trustee may withhold notice of an indenture event of default to the holders of the junior subordinated debt securities, except a default in payment of principal, premium, if any, or interest on such junior subordinated debt securities, if the property trustee considers it in the interest of such holders to do so.
      The indenture provides that if an indenture event of default with respect to the junior subordinated debt securities exists, either the property trustee or the holders of 25% in principal amount of the outstanding junior subordinated debt securities may declare the principal of all junior subordinated debt securities to be due and payable immediately. In certain instances, the holders of a majority of the outstanding principal amount of the junior subordinated debt securities may annul such declaration or waive such defaults, except defaults in payment of principal of, premium, if any, or interest on the junior subordinated debt securities.
      The holders of a majority in the outstanding aggregate principal amount of the junior subordinated debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture, provided the holders have offered to the trustee reasonable indemnity against expenses and liabilities. The indenture also provides that a holder of any junior subordinated debt security may institute suit for the enforcement of any payment of principal of, or premium, if any, and interest on such junior subordinated debt security on the stated maturity or upon repayment or redemption of such junior subordinated debt security and that this right may not be impaired without such holder’s consent. Under the indenture, we must file annually with the property trustee a certificate as to the absence of certain defaults under the indenture.
Amendment and Modification of the Indenture
      We and the property trustee may, with the consent of the holders of a majority of the outstanding aggregate principal amount of the junior subordinated debt securities, amend or modify the indenture. No amendment or modification may, without the consent of each affected holder:

•	change the fixed maturity date of any junior subordinated debt securities,

•	reduce the principal amount of the junior subordinated debt securities,

•	reduce the rate or extend the time of payment of interest on the junior subordinated debt securities,

•	make the principal of, premium, if any, or interest on, the junior subordinated debt securities payable in any coin or currency other than that provided in the junior subordinated debt securities,

•	impair or affect the right of any holder of junior subordinated debt securities to institute suit for the payment thereof or reduce any amount payable on prepayment, or

•	reduce the percentage of junior subordinated debt securities for which the consent of the holders is required for any such modification.
      If junior subordinated debt securities are held by a Trust or a trustee, any amendment or modification of the indenture requiring consent as described above will also require the consent of the holders of all or a majority in liquidation amount of the trust preferred securities and common securities of the Trust, as the case may be. As a result of these pass-through voting rights with respect to amendments and modifications to the indenture, no amendment or modification to the indenture will be effective until the holders of all or a majority in liquidation amount of the trust preferred securities and common securities consent to the amendment or modification.
Satisfaction and Discharge
      The indenture provides that we may discharge our obligations to holders of junior subordinated debt securities that either have or will within one year become due and payable by irrevocably depositing with the trustee funds in an amount sufficient to pay in full all of the outstanding junior subordinated debt securities. In such event, the indenture will no longer be effective, except as to our obligations to pay all other sums due, and we will have satisfied and discharged the indenture.
Governing Law
      The indenture and the junior subordinated debt securities will be governed by, and construed in accordance with, the laws of the State of New York.
DESCRIPTION OF TRUST PREFERRED SECURITIES
      The Trust may issue from time to time trust preferred securities pursuant to an amended and restated declaration of trust, which we refer to as an “amended declaration,” which we will enter into with Wilmington Trust Company, Wilmington, Delaware. The amended declaration will be qualified as an indenture under the Trust Indenture Act. The terms of the trust preferred securities of the Trust will include those in the amended declaration and those made a part of the amended declaration by the Trust Indenture Act. You should read the following description together with the amended declaration to help you understand the terms of the trust preferred securities. A copy of the amended declaration will be filed as an exhibit to the registration statement of which this prospectus forms a part.

General
      The terms of the trust preferred securities issued by the Trust will mirror the terms of the junior subordinated debt securities purchased by the Trust, which will be described in the applicable prospectus supplement. The prospectus supplement relating to the trust preferred securities being offered will include specific terms relating to the offering. These terms may include some or all of the following:

•	the designation of the trust preferred securities;

•	the number and the initial public offering price of the trust preferred securities;

•	the annual distribution rate, or method of determining such rate, the date or dates upon which such distributions shall be payable and the date or dates from which distributions will accrue;

•	whether distributions will be cumulative, and, if so, the date or dates or method of determining the date or dates from which distributions on the trust preferred securities will be cumulative;

•	the amount that will be paid out of the assets of the Trust to the holders of trust preferred securities upon dissolution, winding-up or termination of the Trust;

•	whether the Trust may redeem the trust preferred securities and the redemption price or prices and other terms and conditions relative to the redemption rights;

•	any voting rights;

•	the terms and conditions, if any, upon which junior subordinated debt securities may be distributed to holders of trust preferred securities;

•	any conversion rights;

•	if applicable, any securities exchange upon which the trust preferred securities will be listed; and

•	any other relevant rights, preferences, privileges, limitations or restrictions of trust preferred securities issued by the Trust not inconsistent with the amended declaration or with applicable law.
      We will guarantee all trust preferred securities to the extent set forth below under “Description of Guarantee.” Certain United States federal income tax considerations applicable to any offering of trust preferred securities will be described in the applicable prospectus supplement.
Common Securities
      In connection with the issuance of trust preferred securities by the Trust, the Trust will issue one series of common securities, which will have the terms set forth in the amended declaration. Except for voting rights, the terms of the common securities issued by the Trust will be identical to the terms of the trust preferred securities issued by such Trust, and the common securities will rank equally, and payments will be made on the common securities on a ratable basis, with the trust preferred securities. If an event of default under the amended declaration exists, which we refer to as an “event of default,” the rights of the holders of the common securities to receive distributions and payments upon liquidation, redemption and otherwise will rank junior to the rights of the holders of the trust preferred securities. Except in limited circumstances, the common securities will also have the right to vote to appoint, remove or replace any of the trustees of a Trust. We will own all of the common securities of the Trust.
Enforcement of Certain Rights by Holders of Preferred Securities
      If a declaration event of default exists, the holders of trust preferred securities of the Trust will rely on the indenture trustee’s enforcement of its rights against us as a holder of the subordinated debt securities issued to the Trust. In addition, the holders of a majority in liquidation amount of the trust preferred securities of the Trust may direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee or to direct the exercise of any trust or power conferred upon the indenture trustee under the amended declaration, including the right to direct the indenture trustee to exercise the remedies available to it as a holder of the subordinated debt securities. If the indenture trustee fails to enforce its rights under the subordinated debt securities, a holder of the trust preferred securities may, to the fullest extent permitted by applicable law, institute a legal proceeding directly against us to enforce the indenture trustee’s rights without first instituting any legal proceeding against the indenture trustee or any other person or entity. Notwithstanding the foregoing, if a declaration event of default exists due to our failure to make payments on the subordinated securities when due, then a holder of trust preferred securities may bring a direct action. This means that a holder may directly sue for enforcement of payment to such holder of amounts due on the subordinated debt securities having a principal amount equal to the aggregate liquidation amount of the trust preferred securities of such holder. Such holder need not first:

•	direct the indenture trustee to enforce the terms of the subordinated debt securities or

•	sue us to enforce the indenture trustee’s rights under the subordinated debt securities.
      In connection with any direct action, as holder of the common securities, we will be subrogated to the rights of such holder of trust preferred securities under the amended declaration to the extent of any payment made by us to such holder.
Governing Law
      The amended declaration and the trust preferred securities will be governed by and construed in accordance with the laws of the State of Delaware.
DESCRIPTION OF GUARANTEE
      In connection with the issuance by the Trust of any trust preferred securities, we will execute and deliver a guarantee for the benefit of the holders from time to time of the trust preferred securities. The guarantee will be qualified as an indenture under the Trust Indenture Act. Wilmington Trust Company, Wilmington, Delaware, which we refer to as the “guarantee trustee,” will act as trustee under the guarantee for purposes of the Trust Indenture Act. The terms of the guarantee will include those in the guarantee and those made a part of the guarantee by the Trust Indenture Act. The following summary of the material terms and provisions of the guarantee is not intended to be complete. You should read the following description together with the guarantee to help you understand the terms of the guarantee. A copy of the guarantee has been filed as an exhibit to the registration statement of which this prospectus forms a part.
General
      Pursuant to the guarantee, we will irrevocably and unconditionally agree, to the extent set forth in such guarantee, to pay in full, to the holders of the trust preferred securities, the guarantee payments when due. The following payments, to the extent not paid by the relevant Trust, constitute “guarantee payments”:

•	any accrued and unpaid distributions required to be paid on the trust preferred securities;

•	the redemption price with respect to any trust preferred security called for redemption; and

•	upon a voluntary or involuntary dissolution, winding-up or termination of the Trust, other than in connection with the distribution of subordinated debt securities to the holders of trust preferred securities or the redemption of all of the trust preferred securities upon maturity or redemption, the lesser of:

(1) the aggregate of the liquidation amount and all accrued and unpaid distributions on the trust preferred securities to the date of payment, and

(2) the amount of assets of the Trust remaining available for distribution to holders of the trust preferred securities in liquidation of the Trust.

      The redemption price and liquidation amount will be fixed at the time the trust preferred securities are issued.
      We will guarantee payments of distributions and other payments due on the trust preferred securities to the extent funds are available therefor. If we do not make a required payment on the related junior subordinated debt securities, the Trust will not have sufficient funds to make the related payment on the trust preferred securities. The guarantee does not cover payments on any trust preferred securities when the Trust does not have sufficient funds to make such payments. Our obligation to make a guarantee payment may be satisfied by our paying or causing the Trust to pay the required amount directly to the holders of trust preferred securities.
      The guarantee, when taken together with our obligations under the junior subordinated debt securities, the indenture and the amended declaration, including our obligations as issuer of the junior subordinated debt securities to pay costs, expenses, debts and liabilities of the Trust, other than with respect to the trust preferred securities and common securities, will provide a full and unconditional guarantee, on a subordinated basis, by us of payments due on the trust preferred securities.
Amendment of the Guarantees
      The holders of at least a majority in liquidation amount of the outstanding trust preferred securities of the Trust may amend the relevant guarantee. No such approval will be required, however, with respect to amendments that do not adversely affect the rights of holders of such trust preferred securities. The manner of obtaining any such approval will be set forth in the applicable prospectus supplement.
      We will also guarantee irrevocably and unconditionally the Trust’s obligations with respect to the common securities to the same extent as the guarantees, except that upon an event of default, holders of trust preferred securities will have priority over holders of common securities with respect to distributions and payments on liquidation, redemption or otherwise.
Termination
      The guarantee will terminate:

•	upon full payment of the redemption price of all trust preferred securities of the Trust,

•	upon distribution of the junior subordinated debt securities held by the Trust to the holders of the trust preferred securities of the Trust, or

•	upon full payment of the amounts payable upon liquidation in accordance with the applicable amended declaration.
      The guarantee will continue to be effective or will be reinstated, as the case may be, if, at any time, any holder of the trust preferred securities is required to restore payment of any sums paid under the trust preferred securities or the guarantee.
Events of Default
      An event of default under the guarantee will occur if we fail to perform any of our payment or other obligations under the guarantee. The holders of a majority in liquidation amount of the trust preferred securities relating to the guarantee have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the trust preferred securities. If the guarantee trustee fails to enforce the guarantee, any holder of trust preferred securities relating to the guarantee may institute a legal proceeding directly against us to enforce the guarantee trustee’s rights under the guarantee, without first instituting a legal proceeding against the Trust, the guarantee trustee or any other person or entity. Notwithstanding the foregoing, if we have failed to make a guarantee payment, a holder of trust preferred securities may directly institute a proceeding against us to enforce the guarantee for such payment.

Status of the Trust Preferred Securities Guarantee
      Unless the applicable prospectus supplement states otherwise, the guarantee will constitute our unsecured obligations and will rank:

•	junior to certain of our other liabilities, which may include both senior and subordinated indebtedness for money borrowed, to the extent set forth in the applicable prospectus supplement,

•	equally with any guarantee entered into by us in respect of any other Delaware statutory trust or other similar financing vehicle sponsored by us, and

•	senior to all of our capital stock and to any guarantee we have or will enter into in respect of any of our capital stock.
      The terms of the trust preferred securities provide that each holder, by acceptance of such preferred securities, agrees to the subordination provisions and other terms of the guarantee relating thereto as described in the applicable prospectus supplement. The guarantee will constitute a guarantee of payment and not of collection. A guarantee of payment entitles the guaranteed party to institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without instituting a legal proceeding against any other person or entity.
Information Concerning the Guarantee Trustee
      The guarantee trustee, prior to the occurrence of a default with respect to a guarantee, undertakes to perform only such duties as are specifically set forth in such guarantee and, after default, will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the guarantee trustee is under no obligation to exercise any of the powers vested in it by a guarantee at the request of any holder of trust preferred securities unless offered reasonable indemnity against the costs, expenses and liabilities that might be incurred in connection with such action.
Governing Law
      The guarantee will be governed by and construed in accordance with the laws of the State of New York.
RELATIONSHIP AMONG TRUST PREFERRED SECURITIES, CORRESPONDING JUNIOR
SUBORDINATED DEBT SECURITIES AND GUARANTEE
      As set forth in the applicable amended declaration the Trust exists for the sole purpose of:

•	issuing its trust preferred securities and common securities, which represent undivided beneficial interests in its assets,

•	investing the gross proceeds received from the sale of the trust preferred securities and common securities in an equal aggregate principal amount of our junior subordinated debt securities, and

•	engaging in only those other activities necessary, appropriate, convenient or incidental thereto.
      As long we make payments when due on the junior subordinated debt securities held by the Trust, the payments will be sufficient to cover payments due on the trust preferred securities and common securities of the Trust because of the following factors:

•	the aggregate principal amount of such junior subordinated debt securities will equal the sum of the aggregate stated liquidation amount of the trust preferred securities and common securities;

•	the interest rate and payment dates for the junior subordinated debt securities will match the distribution rate and payment dates for the trust preferred securities; and

•	as issuer of the junior subordinated debt securities, we will pay, and the Trust will not be obligated to pay, directly or indirectly, all costs, expenses, debts, and obligations of the Trust, other than with respect to the trust preferred securities and common securities.
      We will guarantee payments due on the trust preferred securities to the extent funds are available for these payments, as set forth under “Description of Guarantee.” If we do not make interest payments on the junior subordinated debt securities purchased by the Trust, the Trust will not have sufficient funds to pay distributions on its trust preferred securities. A guarantee does not apply to any payment of distributions when the Trust does not have sufficient funds to pay such distributions. A guarantee covers the payment of distributions and other payments on the related trust preferred securities only if, and to the extent that, we have made a payment of interest or principal on the junior subordinated debt securities held by the Trust.
      If we do not make payments on the junior subordinated debt securities held by the Trust when due, the holders of the trust preferred securities may direct the institutional trustee to enforce its rights under such junior subordinated debt securities. If the institutional trustee fails to enforce its rights, a holder of trust preferred securities may institute a legal proceeding against us to enforce the institutional trustee’s rights under the junior subordinated debt securities without first instituting any legal proceeding against the institutional trustee or any other person or entity. Notwithstanding the foregoing, if an event of default exists due to our failure to make payments on the junior subordinated debt securities when due, then a holder of trust preferred securities may institute a direct action for payment on or after the respective due date specified in the junior subordinated debt securities. In connection with such direct action, we will be subrogated to the rights of such holder of trust preferred securities to the extent of any payment made by us to such holder in such direct action.
      Under the guarantee, we acknowledge that the guarantee trustee will enforce the guarantee on behalf of the holders of the trust preferred securities. If we do not make payments under a guarantee, the guarantee provides a mechanism whereby the holders of the trust preferred securities may direct the guarantee trustee to enforce its rights thereunder. Any holder of trust preferred securities may institute a legal proceeding directly against us to enforce the guarantee trustee’s rights under the guarantee without first instituting a legal proceeding against the applicable Trust, the guarantee trustee, or any other person or entity.
      We believe that the above mechanisms and obligations, taken together, provide a full and unconditional guarantee by us on a subordinated basis of payments due on the trust preferred securities. See “Description of Guarantee — General.”
Limited Purpose of Trust
      The Trust’s trust preferred securities evidence a beneficial interest in the Trust, and the Trust exists for the sole purpose of issuing its trust preferred securities and common securities and investing the proceeds in our corresponding junior subordinated debt securities. A principal difference between the rights of a holder of a trust preferred security and a holder of a corresponding junior subordinated debt security is that a holder of a corresponding junior subordinated debt security is entitled to receive from us the principal amount of and interest accrued on corresponding junior subordinated debt securities held, while a holder of trust preferred securities is entitled to receive distributions from the Trust (or from us under the guarantee) if and to the extent the Trust has funds available for the payment of such distributions.
Rights Upon Dissolution
      Upon any voluntary or involuntary dissolution, winding up or liquidation of the Trust involving the liquidation of the corresponding junior subordinated debt securities, after satisfaction of liabilities to creditors of the Trust, the holders of the trust preferred securities will be entitled to receive, out of the assets held by the Trust, the liquidation distribution in cash. Upon our voluntary or involuntary liquidation or bankruptcy, the property trustee, as holder of the corresponding junior subordinated debt securities, would be our subordinated creditor, subordinated in right of payment to all senior debt as set forth in the indenture, but entitled to receive payment in full of principal and interest before any of our stockholders receive distributions. Since we are the guarantor under the guarantee and have agreed to pay for all costs, expenses and liabilities of the Trust, other than the Trust’s obligations to the holders of its trust preferred securities and common securities, the positions of a holder of such trust preferred securities and a holder of such corresponding junior subordinated debt securities relative to other creditors and to our stockholders in the event of liquidation or bankruptcy are expected to be substantially the same.
PLAN OF DISTRIBUTION
      The Trust may sell the securities described in this prospectus through agents, underwriters, dealers or directly to purchasers.
      The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time, at market prices prevailing at the times of sale, at prices related to such prevailing market prices or at negotiated prices.
      For each series of securities, the applicable prospectus supplement will set forth the terms of the offering including:

•	the initial public offering price;

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities;

•	the proceeds from the sale of the securities to us;

•	any underwriting discounts, agency fees, or other compensation payable to underwriters or agents;

•	any discounts or concessions allowed or reallowed or repaid to dealers; and

•	the securities exchanges on which the securities will be listed, if any.
      If the Trust uses underwriters in the sale, they will buy the securities for their own account. The underwriters may then resell the securities in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale or thereafter. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if they purchase any securities. The initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.
      We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution. Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the common stock in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the common stock originally sold by the dealer is purchased in a covering transaction to cover short positions. Those activities may cause the price of the common stock to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.
      Any underwriters who are qualified market makers on the Nasdaq Stock Market may engage in passive market making transactions in the common stock on the Nasdaq Stock Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.
      If the Trust uses dealers in the sale, we will sell securities to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. If the Trusts use agents in the sale, unless otherwise indicated in the prospectus supplement, they will use their reasonable best efforts to solicit purchases for the period of their appointment. If the Trust sells directly, no underwriters, dealers or agents would be involved. The Trust is not making an offer of securities in any jurisdiction that does not permit such an offer.
      Underwriters, dealers and agents that participate in any distribution of securities may be deemed to be underwriters as defined in the Securities Act of 1933. Any discounts, commissions or profit they receive when they resell the securities may be treated as underwriting discounts and commissions under the Securities Act of 1933. Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement. We and the Trust may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including certain liabilities under the Securities Act of 1933, or to contribute with respect to payments that they may be required to make.
      We and the Trust may authorize underwriters, dealers or agents to solicit offers from certain institutions whereby the institution contractually agrees to purchase the securities from us on a future date at a specific price. This type of contract may be made only with institutions that we specifically approve. Such institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts.
      The securities will be new issues of securities with no established trading market and, unless otherwise specified in the applicable prospectus supplement, will not be listed on any exchange. It has not presently been established whether the underwriters, if any, of the securities will make a market in the securities. If the underwriters make a market in the securities, such market making may be discontinued at any time without notice. No assurance can be given as to the liquidity of the trading market for the securities.
      Underwriters, dealers or agents may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.
LEGAL MATTERS
      Patton Boggs LLP, Washington, D.C., will pass upon certain legal matters with respect to the securities offered by us, unless we indicate otherwise in a prospectus supplement. As to matters of Delaware law, Patton Boggs will rely upon the opinion of Richards Layton & Finger, P.A. unless we indicate otherwise in a prospectus supplement. As of the date of this prospectus, certain partners of Patton Boggs LLP owned in the aggregate approximately 1,336 shares of our common stock. The name of the law firm advising any underwriters or agents with respect to certain issues relating to any offering will be set forth in the applicable prospectus supplement.
EXPERTS
      The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2004 have been so incorporated in reliance on the report of Vavrinek, Trine, Day & Company LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN GET MORE INFORMATION
      This prospectus is a part of a Registration Statement on Form S-3 filed by us and the Trust with the SEC under the Securities Act of 1933. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Statements contained in this prospectus concerning the provisions of such documents are necessarily summaries of such documents and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.
      We file periodic reports, proxy statements and other information with the SEC. Our filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also inspect and copy these materials a the public reference facilities of the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information.
      We “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and information that we file subsequently with the SEC will automatically update this prospectus. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the initial filing of the Registration Statement that contains this prospectus and prior to the time that we sell all the securities offered by this prospectus, provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K:

(a) Annual Report on Form 10-K for the year ended December 31, 2004, filed on March 10, 2005.

(b) The Company’s Quarterly Report on Form 10Q for the quarter ended March 31, 2005, filed on May 3, 2005, Quarterly Report on Form 10Q for the quarter ended June 30, 2005, filed on August 1, 2005, and the Current Report on Form 8-K filed on January 13, 2005.

(c) The description of the Registrant’s common stock contained in the Registrant’s Form 8-A (File No. 0-20862), as filed with the SEC pursuant to Sections 12(b) and 12(g) of the Exchange Act, on November 16, 1992.
      You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address: 9590 Foothill Boulevard, Rancho Cucamonga, California 91730, Attention: Shareholder Relations, and our telephone number is (909) 987-0177.
      We have not included or incorporated by reference into this prospectus any separate financial statements of the Trusts. We do not believe that these financial statements would be material to holders of trust preferred securities because:

•	We will own, directly or indirectly, all of the voting securities of the Trust and we are a reporting company under the Securities Exchange Act of 1934,

•	the Trust has no independent operations and exist for the sole purpose of issuing trust preferred securities and investing the proceeds in our junior subordinated debt securities, and

•	our obligations under the indenture, the declaration of trust, the guarantee of the trust preferred securities and the junior subordinated debt securities purchased by the Trust, taken together, constitute a full and unconditional guarantee of payments due on the trust preferred securities.
      See “Description of Junior Subordinated Debt Securities” and “Description of Guarantee.”

      The Trust is not and will not be subject to the informational requirements of the Securities Exchange Act of 1934.
      You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. Neither we nor the Trust have authorized anyone else to provide you with additional or different information. We and the Trust may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We and the Trust are only offering these securities in states where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

SEC registration fee	$14,712.50
Legal fees and expenses	$75,000.00	*
Accounting fees and expenses	$2,500.00	*
Other	$5,287.50	*

Total	$97,500.00

*	Estimate.

Item 15.	Indemnification of Directors and Officers
      Article V of the registrant’s Articles of Incorporation, as amended, provides as follows:
      Article V The liability of directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.
      Article VI of the registrant’s Bylaws provide as follows:

ARTICLE VI Indemnification of Directors, Officers, Employees, and Other Agents
      The corporation shall, to the maximum extent permitted by the California General Corporation Law, have power to indemnify each of its agents against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that any such person is or was an agent of the corporation, and shall have power to advance to each such agent expenses incurred in defending any such proceeding to the maximum extent permitted by that law. For purposes of this Article, an “agent” of the corporation includes any person who is or was a director, officer, employee, or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, or was a director, officer, employee, or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise serving at the request of such predecessor corporation.
      Section 317 of the California General Corporation Law provides:

317. (a) For the purposes of this section, “agent” means any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the corporation or of another enterprise at the request of the predecessor corporation; “proceeding” means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and “expenses” includes without limitation attorneys’ fees and any expenses of establishing a right to indemnification under subdivision (d) or paragraph (4) of subdivision (e).

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful.

The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the corporation or that the person had reasonable cause to believe that the person’s conduct was unlawful.

(c) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders. No indemnification shall be made under this subdivision for any of the following:

(1) In respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation in the performance of that person’s duty to the corporation and its shareholders, unless and only to the extent that the court in which the proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine.

(2) Of amounts paid in settling or otherwise disposing of a pending action without court approval.

(3) Of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

(d) To the extent that an agent of a corporation has been successful on the merits in defense of any proceeding referred to in subdivision (b) or (c) or in defense of any claim, issue, or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

(e) Except as provided in subdivision (d), any indemnification under this section shall be made by the corporation only if authorized in the specific case, upon a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in subdivision (b) or (c), by any of the following:

(1) A majority vote of a quorum consisting of directors who are not parties to such proceeding.

(2) If such a quorum of directors is not obtainable, by independent legal counsel in a written opinion.

(3) Approval of the shareholders (Section 153), with the shares owned by the person to be indemnified not being entitled to vote thereon.

(4) The court in which the proceeding is or was pending upon application made by the corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not the application by the agent, attorney or other person is opposed by the corporation.

(f) Expenses incurred in defending any proceeding may be advanced by the corporation prior to the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the agent to repay that amount if it shall be determined ultimately that the agent is not entitled to be indemnified as authorized in this section. The provisions of subdivision (a) of Section 315 do not apply to advances made pursuant to this subdivision.

(g) The indemnification authorized by this section shall not be deemed exclusive of any additional rights to indemnification for breach of duty to the corporation and its shareholders while acting in the capacity of a director or officer of the corporation to the extent the additional rights to indemnification are authorized in an article provision adopted pursuant to paragraph (11) of subdivision (a) of Section 204. The indemnification provided by this section for acts, omissions, or transactions while acting in the capacity of, or while serving as, a director or officer of the corporation but not involving breach of duty to the corporation and its shareholders shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, to the extent the additional rights to indemnification are authorized in the articles of the corporation. An article provision authorizing indemnification “in excess of that otherwise permitted by Section 317” or “to the fullest extent permissible under California law” or the substantial equivalent thereof shall be construed to be both a provision for additional indemnification for breach of duty to the corporation and its shareholders as referred to in, and with the limitations required by, paragraph (11) of subdivision (a) of Section 204 and a provision for additional indemnification as referred to in the second sentence of this subdivision. The rights to indemnity hereunder shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of the person. Nothing contained in this section shall affect any right to indemnification to which persons other than the directors and officers may be entitled by contract or otherwise.

(h) No indemnification or advance shall be made under this section, except as provided in subdivision (d) or paragraph (4) of subdivision (e), in any circumstance where it appears:

(1) That it would be inconsistent with a provision of the articles, bylaws, a resolution of the shareholders, or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification.

(2) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

(i) A corporation shall have power to purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in that capacity or arising out of the agent’s status as such whether or not the corporation would have the power to indemnify the agent against that liability under this section. The fact that a corporation owns all or a portion of the shares of the company issuing a policy of insurance shall not render this subdivision inapplicable if either of the following conditions are satisfied:

(1) if the articles authorize indemnification in excess of that authorized in this section and the insurance provided by this subdivision is limited as indemnification is required to be limited by paragraph (11) of subdivision (a) of Section 204; or

(2) (A) the company issuing the insurance policy is organized, licensed, and operated in a manner that complies with the insurance laws and regulations applicable to its jurisdiction of organization, (B) the company issuing the policy provides procedures for processing claims that do not permit that company to be subject to the direct control of the corporation that purchased that policy, and (C) the policy issued provides for some manner of risk sharing between the issuer and purchaser of the policy, on one hand, and some unaffiliated person or persons, on the other, such as by providing for more than one unaffiliated owner of the company issuing the policy or by providing that a portion of the coverage furnished will be obtained from some unaffiliated insurer or reinsurer.

(j) This section does not apply to any proceeding against any trustee, investment manager, or other fiduciary of an employee benefit plan in that person’s capacity as such, even though the person may also be an agent as defined in subdivision (a) of the employer corporation. A corporation shall have power to indemnify such a trustee, investment manager, or other fiduciary to the extent permitted by subdivision (f) of Section 207.

Item 16.	Exhibits
EXHIBIT INDEX

Exhibit
No.	Description

1.1	Form of Underwriting Agreement*

4.1	Form of Indenture for senior debt securities (including form of certificate of senior debt security)

4.2	Form of Indenture for subordinated debt securities (including form of certificate of subordinated debt security)

4.3	Form of Indenture for junior subordinated debentures to be issued to Vineyard Statutory Trust X relating to the trust preferred securities (including form of certificate of junior subordinated debentures)

4.4	Form of certificate of determination of series of preferred stock*

4.5	Form of securities and warrant agreement*

4.6	Form of Certificate of Trust of Vineyard Statutory Trust X

4.7	Form of Declaration of Trust of Vineyard Statutory Trust X

4.8	Form of Amended and Restated Declaration of Trust to be used in connection with issuance of trust preferred securities (including form of trust preferred security certificate)

4.9	Form of Guarantee of Vineyard National Bancorp relating to the trust preferred securities

5.1	Opinion of Patton Boggs LLP

5.2	Opinion of Richards, Layton & Finger, P.A.

8.0	Opinion as to certain federal income tax matters*

12.1	Computation of ratio of earnings to fixed charges and preferred stock dividends

23.1	Consent of Vavrinek, Trine, Day & Company LLP

23.2	Consent of Patton Boggs LLP (included in Exhibit 5.1)

23.3	Consent of Richards, Layton & Finger (included in Exhibit 5.2)

24	Power of Attorney of certain officers, directors and trustees (located on the signature page to the Registration Statement)

25.1	Statement of Eligibility of Wilmington Trust Company, as Trustee under the Indenture for Senior Debt

25.2	Statement of Eligibility of Wilmington Trust Company, as Trustee under the Indenture for Subordinated Debt

25.3	Statement of Eligibility of Wilmington Trust Company, as Trustee under the Indenture for Junior Subordinated Debt

25.4	Statement of Eligibility of Wilmington Trust Company, as Property Trustee under the Amended and Restated Declaration of Trust of Vineyard Statutory Trust X

25.5	Statement of Eligibility of Wilmington Trust Company, as Guarantee Trustee under the Trust Preferred Securities Guarantee of Vineyard National Bancorp for the benefit of the holders of trust preferred securities of Vineyard Statutory Trust X

*	To be filed, as applicable, by amendment or as an exhibit to a document incorporated by reference herein for the specific offering of securities, if any, to which it relates.

Item 17.	Undertakings
      The registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement; (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
      For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.
      For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rancho Cucamonga, state of California, on August 31, 2005.

VINEYARD NATIONAL BANCORP

By:	/s/ NORMAN A. MORALES

Norman A. Morales
President and Chief Executive Officer
POWER OF ATTORNEY
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each person whose signature appears below, hereby makes, constitutes and appoints Norman A. Morales or his true and lawful attorney, with full power to sign for such person and in such person’s name and capacity indicated below, and with full power of substitution, any and all amendments, including post-effective amendments, to this Registration Statement, hereby ratifying and confirming such person’s signature as it may be signed by said attorney to any and all amendments.

Name	Title	Date

/s/ NORMAN A. MORALES Norman A. Morales	President, Chief Executive Officer and Director (principal executive officer)	August 31, 2005

/s/ FRANK S. ALVAREZ Frank S. Alvarez	Chairman of the Board	August 31, 2005

/s/ CHARLES L. KEAGLE Charles L. Keagle	Director	August 31, 2005

/s/ JOEL H. RAVITZ Joel H. Ravitz	Director	August 31, 2005

/s/ JAMES G. LESIEUR III James G. LeSieur III	Director	August 31, 2005

/s/ DAVID A. BUXBAUM David A. Buxbaum	Director	August 31, 2005

/s/ GORDON FONG Gordon Fong	Executive Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)	August 31, 2005

EXHIBIT INDEX

Exhibit
No.	Description

1.1	Form of Underwriting Agreement*

4.1	Form of Indenture for senior debt securities (including form of certificate of senior debt security)

4.2	Form of Indenture for subordinated debt securities (including form of certificate of subordinated debt security)

4.3	Form of Indenture for junior subordinated debentures to be issued to Vineyard Statutory Trust X relating to the trust preferred securities (including form of certificate of junior subordinated debentures)

4.4	Form of certificate of determination of series of preferred stock*

4.5	Form of securities and warrant agreement*

4.6	Form of Certificate of Trust of Vineyard Statutory Trust X

4.7	Form of Declaration of Trust of Vineyard Statutory Trust X

4.8	Form of Amended and Restated Declaration of Trust to be used in connection with issuance of trust preferred securities (including form of trust preferred security certificate)

4.9	Form of Guarantee of Vineyard National Bancorp relating to the trust preferred securities

5.1	Opinion of Patton Boggs LLP

5.2	Opinion of Richards, Layton & Finger, P.A.

8.0	Opinion as to certain federal income tax matters*

12.1	Computation of ratio of earnings to fixed charges and preferred stock dividends

23.1	Consent of Vavrinek, Trine, Day & Company LLP

23.2	Consent of Patton Boggs LLP (included in Exhibit 5.1)

23.3	Consent of Richards, Layton & Finger (included in Exhibit 5.3)

24	Power of Attorney of certain officers, directors and trustees (located on the signature page to the Registration Statement)

25.1	Statement of Eligibility of Wilmington Trust Company, as Trustee under the Indenture for Senior Debt

25.2	Statement of Eligibility of Wilmington Trust Company, as Trustee under the Indenture for Subordinated Debt

25.3	Statement of Eligibility of Wilmington Trust Company, as Trustee under the Indenture for Junior Subordinated Debt

25.4	Statement of Eligibility of Wilmington Trust Company, as Property Trustee under the Amended and Restated Declaration of Trust of Vineyard Statutory Trust X

25.5	Statement of Eligibility of Wilmington Trust Company, as Guarantee Trustee under the Trust Preferred Securities Guarantee of Vineyard National Bancorp for the benefit of the holders of trust preferred securities of Vineyard Statutory Trust X

*	To be filed, as applicable, by amendment or as an exhibit to a document incorporated by reference herein for the specific offering of securities, if any, to which it relates.